Exhibit 99.2

FINAL FOR RELEASE

CHARLES RIVER ASSOCIATES (CRA)

FIRST QUARTER FISCAL YEAR 2018

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Chad Holmes in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call. As previously announced, the conference call will be held April 26, 2018 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q1 Fiscal 2018 Summary (Quarter ended March 31, 2018)

•                  Revenue: $99.5 million

•                  Net income: $5.8 million, or 5.8% of revenue; non-GAAP net income: $6.2 million, or 6.2% of revenue

•                  Net income per diluted share: $0.67; non-GAAP net income per diluted share: $0.72

•                  Operating margin: 7.6%; non-GAAP operating margin: 8.0%

•                  Non-GAAP EBITDA: $10.0 million, or 10.0% of revenue

•                  Effective tax rate: 19.6%; non-GAAP effective tax rate: 19.4%

•                  Utilization: 73%

•                  Consultant headcount at the end of Q1 of fiscal 2018: 647, which consists of 131 officers, 361 other senior staff and 155 junior staff

•                  Cash and cash equivalents: $10.9 million at March 31, 2018

Revenue

For Q1 of fiscal 2018, revenue was $99.5 million, compared with revenue of $88.2 million for Q1 of fiscal 2017. Revenue for Q1 of fiscal 2018 and Q1 of fiscal 2017 included no contribution from GNU (formerly known as “NeuCo”; see the “Non-GAAP Financial Measures” section for more details).

Headcount

The following table outlines our consultant headcount at the end of the stated quarters:

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017
Officers	131	124	128	123	126
Other Senior Staff	361	352	354	326	340
Junior Staff	155	155	157	151	161
Total	647	631	639	600	627

Utilization

For Q1 of fiscal 2018, companywide utilization was 73%, compared with 72% for Q1 of fiscal 2017.

Client Reimbursables

For Q1 of fiscal 2018, on a GAAP and non-GAAP basis, client reimbursables were $11.2 million, or approximately 11.3% of revenue, compared with $9.1 million, or 10.4% of revenue, for Q1 of fiscal 2017.

Contingent Liability

For Q1 of fiscal 2018, the estimated value of the contingent consideration obligation decreased by $0.1 million to $5.0 million at March 31, 2018, which was recorded as a reduction of cost of services for Q1 of fiscal 2018.

SG&A Expenses

For Q1 of fiscal 2018, SG&A expenses were $21.7 million, or 21.8% of revenue, compared with $18.7 million, or 21.2% of revenue, for Q1 of fiscal 2017. On a non-GAAP basis, SG&A expenses were $21.1 million, or 21.2% of non-GAAP revenue, for Q1 of fiscal 2018, compared with $18.7 million, or 21.2% of non-GAAP revenue, for Q1 of fiscal 2017.

Commissions to non-employee experts are included in SG&A expenses. On a non-GAAP basis, these commissions represented approximately 3.0% revenue for Q1 of fiscal 2018, compared with 3.1% in Q1 of fiscal 2017. Excluding these commissions, on a non-GAAP basis, SG&A expenses were 18.2% of revenue for Q1 of fiscal 2018, compared with 18.1% of revenue for Q1 of fiscal 2017.

Depreciation & Amortization

For Q1 of fiscal 2018, on a GAAP and non-GAAP basis, depreciation and amortization expense was $2.2 million, or 2.2% of revenue, compared with $2.0 million, or 2.2% of revenue, for Q1 of fiscal 2017.

Forgivable Loan Amortization

For Q1 of fiscal 2018, on a GAAP and non-GAAP basis, forgivable loan amortization was $3.6 million, or 3.7% of revenue, compared with $5.2 million, or 5.9% of revenue, for Q1 of fiscal 2017.

Share-Based Compensation Expense

For Q1 of fiscal 2018, on a GAAP and non-GAAP basis, share-based compensation expense was approximately $1.3 million, or 1.3% of revenue, compared with $1.7 million, or 1.9% of revenue, for Q1 of fiscal 2017.

Operating Income

For Q1 of fiscal 2018, operating income was $7.5 million, or 7.6% of revenue, compared with operating income of $4.9 million, or 5.6% of revenue, for Q1 of fiscal 2017. Non-GAAP operating income was $8.0 million, or 8.0% of revenue, for Q1 of fiscal 2018, compared with $5.0 million, or 5.6% of revenue, for Q1 of fiscal 2017.

Interest and Other Expense, net

For Q1 of fiscal 2018, interest and other expense, net was $278,000 on a GAAP and non-GAAP basis. This compares with interest and other expense, net of $303,000 on a GAAP and non-GAAP basis for Q1 of fiscal 2017.

Income Taxes

The following table outlines our income tax provision recorded (in $000) and the resulting effective tax rates:

	GAAP		NON-GAAP
	Q1		Q1
	2018	2017	2018	2017
Tax Provision	$1,421	$1,778	$1,489	$1,778
Effective Tax Rate	19.6%	38.6%	19.4%	38.2%

Net Income

For Q1 of fiscal 2018, net income was $5.8 million, or 5.8% of revenue, or $0.67 per diluted share, compared with net income of $2.9 million, or 3.2% of revenue, or $0.33 per diluted share, for Q1 of fiscal 2017. Non-GAAP net income for Q1 of fiscal 2018 was $6.2 million, or 6.2% of non-GAAP revenue, or $0.72 per diluted share, compared with $2.9 million, or 3.3% of non-GAAP revenue, or $0.33 per diluted share, for Q1 of fiscal 2017.

Non-GAAP EBITDA

For Q1 of fiscal 2018, non-GAAP EBITDA was $10.0 million, or 10.0% of revenue, compared with $6.7 million, or 7.6% of revenue, for Q1 of fiscal 2017.

Constant Currency Basis

For Q1 of fiscal 2018 revenue was $99.5 million, and net income was $5.8 million, or 5.8% of revenue, or $0.67 per diluted share. On a constant currency basis relative to Q1 of fiscal 2017, Q1 of fiscal 2018 revenue would have decreased by approximately $2.2 million to $97.3 million, net income would have decreased by approximately $0.1 million to $5.7 million, and earnings per diluted share would have decreased by approximately $0.01 to $0.66.

For Q1 of fiscal 2018, revenue was $99.5 million, and non-GAAP net income was $6.2 million, or 6.2% of revenue, or $0.72 per diluted share, and non-GAAP EBITDA was $10.0 million, or 10.0% of non-GAAP revenue. On a constant currency basis relative to Q1 of fiscal 2017, Q1 of fiscal 2018 non-GAAP revenue would have decreased by approximately $2.2 million to $97.3 million, while non-GAAP net income would have decreased by approximately $0.1 million to $6.1 million, earnings per diluted share would have decreased by approximately $0.01 to $0.71, and non-GAAP EBITDA would have decreased by approximately $0.2 million to $9.8 million.

A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics

Billed and unbilled receivables at March 31, 2018 were $120.2 million, compared with $104.6 million at April 1, 2017. Current liabilities at March 31, 2018 were $104.3 million, compared with $81.8 million at April 1, 2017.

Total DSO for Q1 of fiscal 2018 were 106 days, consisting of 67 days of billed and 39 days of unbilled. This compares with 104 days reported for Q1 of fiscal 2017, consisting of 63 days of billed and 41 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents were $10.9 million at March 31, 2018, compared with $21.8 million at April 1, 2017.

Net cash used in operating activities for Q1 of fiscal 2018 was $40.5 million, compared with $20.4 million for Q1 of fiscal 2017.

Capital expenditures totaled approximately $3.2 million for Q1 of fiscal 2018, compared with $0.8 million for Q1 of fiscal 2017.

During Q1 of fiscal 2018, approximately 163,000 shares of common stock were repurchased for approximately $8.3 million, compared with Q1 of fiscal 2017 where no shares of common stock were repurchased.

A quarterly cash dividend of $0.17 per common share, for total dividends of $1.5 million, was paid in Q1 of fiscal 2018, compared with a quarterly cash dividend of $0.14 per common share, for total dividends of $1.2 million, which was paid in Q1 of fiscal 2017.

In Q1 of fiscal 2018, we borrowed on our line of credit in the amount of $10.0 million, compared with $6.0 million of borrowings on our line of credit in Q1 of fiscal 2017.

NON-GAAP FINANCIAL MEASURES

In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described below are important to management and investors because these measures are more indicative of CRA’s ongoing operating results and financial condition.

The adjustments made to the financial measures identified in these remarks as “non-GAAP” are as follows: for all periods presented, CRA has excluded the results of its GNU subsidiary, which sold substantially all of its assets in April 2016, and for the first quarter of fiscal 2018, CRA has also excluded certain non-cash charges relating principally to valuation changes in contingent consideration and net costs related to a lease recapture. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. Finally, these remarks also present the non-GAAP financial metric EBITDA. In addition to supplementing its understanding and evaluation of CRA’s performance, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments described above are made to the performance criteria for some of CRA’s performance-based compensation.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of the first quarter fiscal 2018 press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

A reconciliation between the historical GAAP and non-GAAP financial measures presented in these remarks is provided in CRA’s first quarter fiscal 2018 press release posted to the Investor Relations section of CRA’s website at http://www.crai.com and in the financial tables below.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED MARCH 31, 2018 COMPARED TO THE QUARTER ENDED APRIL 1, 2017

(In thousands, except per share data)

	Quarter Ended March 31, 2018					Quarter Ended April 1, 2017
		GAAP			Non-GAAP		GAAP			Non-GAAP
	GAAP	% of	Adjustments to	Non-GAAP	% of	GAAP	% of	Adjustments to	Non-GAAP	% of
	Results	Revenues	GAAP Results (1)	Results	Revenues	Results	Revenues	GAAP Results (2)	Results	Revenues

Revenues	$99,476	100.0%	$—	$99,476	100.0%	$88,171	100.0%	$—	$88,171	100.0%
Cost of services (exclusive of depreciation and amortization)	68,082	68.4%	(107)	68,189	68.5%	62,581	71.0%	—	62,581	71.0%
Selling, general and administrative expenses	21,650	21.8%	555	21,095	21.2%	18,716	21.2%	52	18,664	21.2%
Depreciation and amortization	2,231	2.2%	—	2,231	2.2%	1,963	2.2%	—	1,963	2.2%
Income (loss) from operations	7,513	7.6%	(448)	7,961	8.0%	4,911	5.6%	(52)	4,963	5.6%

Interest and other income (expense), net	(278)	-0.3%	—	(278)	-0.3%	(303)	-0.3%	—	(303)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	7,235	7.3%	(448)	7,683	7.7%	4,608	5.2%	(52)	4,660	5.3%
Provision for income taxes	1,421	1.4%	(68)	1,489	1.5%	1,778	2.0%	—	1,778	2.0%
Net income (loss)	5,814	5.8%	(380)	6,194	6.2%	2,830	3.2%	(52)	2,882	3.3%
Net (income) loss attributable to noncontrolling interests, net of tax	—	0.0%	—	—	0.0%	23	0.0%	23	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$5,814	5.8%	$(380)	$6,194	6.2%	$2,853	3.2%	$(29)	$2,882	3.3%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.70			$0.74		$0.34			$0.34
Diluted	$0.67			$0.72		$0.33			$0.33

Weighted average number of shares outstanding:
Basic	8,285			8,285		8,419			8,419
Diluted	8,580			8,580		8,621			8,621

(1) These adjustments relate principally to valuation changes in contingent consideration and net costs related to a lease recapture.

(2) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo”. In April 2016, substantially all of GNU’s assets were sold.

CRA INTERNATIONAL, INC.

UNAUDITED NON-GAAP EBITDA AND RECONCILIATION TO NET INCOME

FOR THE FISCAL QUARTER ENDED MARCH 31, 2018 COMPARED TO THE FISCAL QUARTER ENDED APRIL 1, 2017

(In thousands)

	Quarter Ended March 31, 2018					Quarter Ended April 1, 2017
		GAAP			Non-GAAP		GAAP			Non-GAAP
		% of	Adjustments to		% of		% of	Adjustments to		% of
	GAAP	Revenues	GAAP Results (1)	Non-GAAP	Revenues	GAAP	Revenues	GAAP Results (2)	Non-GAAP	Revenues

Revenues	$99,476	100.0%	$—	$99,476	100.0%	$88,171	100.0%	$—	$88,171	100.0%

Net income (loss) attributable to CRA International, Inc.	$5,814	5.8%	$(380)	$6,194	6.2%	$2,853	3.2%	$(29)	$2,882	3.3%
Net loss attributable to noncontrolling interests, net of tax	—	0.0%	—	—	0.0%	(23)	0.0%	(23)	—	0.0%
Net income (loss)	5,814	5.8%	(380)	6,194	6.2%	2,830	3.2%	(52)	2,882	3.3%
Interest expense, net	37	0.0%	—	37	0.0%	112	0.1%	—	112	0.1%
Provision for income taxes	1,421	1.4%	(68)	1,489	1.5%	1,778	2.0%	—	1,778	2.0%
Depreciation and amortization	2,231	2.2%	—	2,231	2.2%	1,963	2.2%	—	1,963	2.2%
EBITDA	9,503	9.6%	(448)	9,951	10.0%	6,683	7.6%	(52)	6,735	7.6%

(1) These adjustments relate principally to valuation changes in contingent consideration and net costs related to a lease recapture.

(2) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo”. In April 2016, substantially all of GNU’s assets were sold.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 30,
	2018	2017

Assets
Cash and cash equivalents	$10,852	$54,035
Accounts receivable and unbilled, net	120,191	113,333
Other current assets	17,295	16,913
Total current assets	148,338	184,281

Property and equipment, net	46,917	44,643
Goodwill and intangible assets, net	98,408	98,208
Other assets	50,319	34,625
Total assets	$343,982	$361,757

Liabilities and shareholders’ equity
Current liabilities	$104,272	$121,981
Long-term liabilities	34,507	32,547
Total liabilities	138,779	154,528

Total shareholders’ equity	205,203	207,229
Total liabilities and shareholders’ equity	$343,982	$361,757

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Quarter Ended	Quarter Ended
	March 31,	April 1,
	2018	2017
Operating activities:
Net income	$5,814	$2,830
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	5,517	4,217
Accounts receivable and unbilled services	(5,436)	(12,093)
Working capital items, net	(46,434)	(15,325)
Net cash used in operating activities	(40,539)	(20,371)

Investing activities:
Consideration relating to acquisitions, net	—	(16,163)
Purchases of property and equipment	(3,248)	(823)
GNU cash proceeds from sale of business assets	—	—
Net cash used in investing activities	(3,248)	(16,986)

Financing activities:
Issuance of common stock, principally stock option exercises	535	1,266
Borrowings under line of credit	10,000	6,000
Tax withholding payments reimbursed by restricted shares	(1,783)	(703)
Cash paid on dividend equivalents	(98)	(24)
Cash dividend paid to shareholders	(1,423)	(1,188)
Repurchases of common stock	(7,230)	—
Net cash provided by financing activities	1	5,351

Effect of foreign exchange rates on cash and cash equivalents	603	295

Net increase in cash and cash equivalents	(43,183)	(31,711)
Cash and cash equivalents at beginning of period	54,035	53,530

Cash and cash equivalents at end of period	$10,852	$21,819

Noncash investing and financing activities:
Issuance of common stock for acquired business	$—	$3,000
Repurchases of common stock payable	$1,095	$—
Purchases of property and equipment not yet paid for	$3,923	$512
Asset retirement obligation	$223	$—
Purchases of property and equipment paid by a third party	$—	$153
Supplemental cash flow information:
Cash paid for income taxes	$212	$281
Cash paid for interest	$60	$78